UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 Engineers Lane
Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

August 22, 2018

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2018, Cemtrex, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as the representative of the several Underwriters named in Schedule I thereto (the “Representative”), relating to the firm-commitment underwritten public offering of 1,000,000 shares of the Company’s common stock, par value $0.001 per share, at a public offering price of $1.65 per share (the “Offering”). The Company expects to receive approximately $1.48 million in net proceeds from the Offering after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company also granted the Underwriters an option for a period of 45 days to purchase up to an additional 150,000 shares of common stock to cover over-allotments, if any, at the public offering price, less the underwriting discount. The Offering is scheduled to close on August 24, 2018, subject to customary closing conditions.

The Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No.: 333-218501) previously filed with and declared effective by the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the Offering. In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer of the Company has entered into an agreement with the Representative not to sell, transfer or otherwise dispose of securities of the Company for 90 days after the date of the final prospectus supplement, subject to certain exceptions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01. A copy of the opinion of Olshan Frome Wolosky LLP, as legal counsel to the Company, relating to the legality of the issuance and sale of the Shares in the offering is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

1.1	Underwriting Agreement dated August 22, 2018.

5.1	Opinion of Olshan Frome Wolosky LLP.

23.1	Consent of Olshan Frome Wolosky LLP (contained in legal opinion filed herewith as Exhibit 5.1).

99.1	Press release of Cemtrex, Inc, dated August 21, 2018, announcing the launch of the Offering.

99.2	Press release of Cemtrex, Inc, dated August 22, 2018, announcing the pricing terms of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: August 22, 2018	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer